EXHIBIT 32.3

Written Statement of Principal Financial Officer Furnished Pursuant to
18 U.S.C. Section 1350,
as Adopted by
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of HouseRaising, Inc. (the "Company") for the quarter ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard A. von Gnechten, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition as of June 30, 2005 and results of operations for the quarter ended June 30, 2005 of the Company and its subsidiaries.

/s/ Richard A. von Gnechten
Richard A. von Gnechten
Chief Financial Officer (Principal Financial Officer)

August 15, 2005

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.